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                                                                      EXHIBIT 12

                    Statement Regarding Computation of Ratios

     The ratios of income to fixed charges have been computed on the basis of the total enterprise (as defined by the Commission) by dividing income before fixed charges and income taxes by fixed charges. Fixed charges consist of interest expense on all long-term and short-term borrowings, excluding or including interest on deposits as indicated below. The computations of other ratios are evident from the information presented in this Form 10-Q and the Corporation's 2002 Annual Report.

Bank One Corporation and Subsidiaries

COMPUTATIONS OF CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

                                                     Three Months Ended   Year Ended   Year Ended   Year Ended   Year Ended
(In millions. except ratios)                           March 31, 2003        2002         2001       2000(1)         1999
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
EXCLUDING INTEREST ON DEPOSITS:
   Pretax income (loss) from continuing operation:         $1,161          $ 4,763      $ 3,800      $(1,080)     $ 4,974
   Earnings (loss) from unconsolidated entities
      under the equity method of accounting                    34               91          (80)        (129)         (47)
   Fixed charges, excluding capitalized interest              674            2,720        3,868        5,198        3,719
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      Adjusted pretax earnings base                         1,869            7,574        7,588        3,989        8,646

   Interest, excluding interest on deposits                   648            2,621        3,771        5,105        3,622
      Rental factor                                            26               99           96           93           97
      Capitalized interest                                     --                1            4            9            2
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         Fixed charges                                        674            2,721        3,871        5,207        3,721
Consolidated ratios of earnings to fixed charges,
   excluding interest on deposits                             2.8x             2.8x         2.0x         0.8x         2.3x

INCLUDING INTEREST ON DEPOSITS:
   Pretax income (loss) from continuing operation:         $1,161          $ 4,763      $ 3,800      $(1,080)     $ 4,974
   Earnings (loss) from unconsolidated entities
      under the equity method of accounting                    34               91          (80)        (129)         (47)
   Fixed charges, excluding capitalized interest            1,231            5,439        8,763       11,335        8,370
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      Adjusted pretax earnings base                         2,426           10,293       12,483       10,126       13,297

   Interest, including interest on deposits                 1,205            5,340        8,666       11,242        8,273
      Rental factor                                            26               99           96           93           97
      Capitalized interest                                     --                1            4            9            2
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         Fixed charges                                      1,231            5 440        8,766       11,344        8,372
Consolidated ratios of earnings to fixed charges,
   including interest on deposits                             2.0x             1.9x         1.4x         0.9x         1.6x
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

(1) Results for the year ended December 31, 2000 were insufficient to cover fixed charges. The coverage deficiency was approximately $1.2 billion.

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